                                                                   EXHIBIT 12.1


                                                                  Predecessor
                                                --------------------------------------------------
                                                                                      Six Months
                                                          Years Ended                   Ended
                                                    Dec. 27,         Dec. 26,          June 26,
                                                      1992             1993              1994
                                                --------------    --------------    --------------
Net income (loss)                               $      (32,220)   $          226    $        1,417
Plus provision (benefit) for income taxes                 (438)              370             1,383
                                                --------------    --------------    --------------

Income (loss) before income taxes                      (32,658)              596             2,800

Adjustments:
  Fixed charges, as below                               18,579            19,090             9,318
  Interest income, as below                                (55)              (43)              (11)
                                                --------------    --------------    --------------
Earnings (loss), as adjusted                    $      (14,134)   $       19,643    $       12,107
                                                ==============    ==============    ==============

Fixed charges:
  Interest expense, net                         $       12,024    $       12,014    $        5,807
  Remove effect of interest income                          55                43                11
  Portion of rent expense representative
    of interest factor (one-third)                       6,500             7,033             3,500
                                                --------------    --------------    --------------
Total fixed charges                             $       18,579    $       19,090    $        9,318
                                                ==============    ==============    ==============
Ratio of earnings to fixed charges                         *                1.03              1.30
                                                ==============    ==============    ==============
                                                                        Successor
                                                --------------------------------------------------------------------
                                                  Six Months                                            Pro Forma
                                                     Ended                  Years Ended                 Year Ended
                                                    Dec. 25,         Dec. 31,          Dec. 29,           Dec. 29,
                                                     1994              1995              1996               1996
                                                --------------    --------------    --------------    --------------
Net income (loss)                               $       (8,098)   $        9,479    $        1,104    $       (5,488)
Plus provision (benefit) for income taxes                  537             5,500               359            (4,035)
                                                --------------    --------------    --------------    --------------

Income (loss) before income taxes                       (7,561)           14,979             1,463            (9,523)

Adjustments:
  Fixed charges, as below                                6,255            14,426            15,808            26,794
  Interest income, as below                                (22)             (142)             (140)             (140)
                                                --------------    --------------    --------------    --------------
Earnings (loss), as adjusted                    $       (1,328)   $       29,263    $       17,131    $       17,131
                                                ==============    ==============    ==============    ==============

Fixed charges:
  Interest expense, net                         $        2,533    $        6,009    $        6,203    $       17,189
  Remove effect of interest income                          22               142               140               140
  Portion of rent expense representative
    of interest factor (one-third)                       3,700             8,275             9,465             9,465
                                                --------------    --------------    --------------    --------------
Total fixed charges                             $        6,255    $       14,426    $       15,808    $       26,794
                                                ==============    ==============    ==============    ==============
Ratio of earnings to fixed charges                         *                2.03              1.08                 *
                                                ==============    ==============    ==============    ==============
                                                                                      Pro Forma
                                                                                     Three Months
                                                        Three Months Ended              Ended
                                                --------------------------------    --------------
                                                   March 31,         March 30,         March 30,
                                                     1996              1997              1997
                                                --------------    --------------    --------------
Net income (loss)                               $        1,672    $          170    $       (1,365)
Plus provision (benefit) for income taxes                1,353               341              (683)
                                                --------------    --------------    --------------

Income (loss) before income taxes                        3,025               511            (2,048)

Adjustments:
  Fixed charges, as below                                3,625             4,448             7,007
  Interest income, as below                                (36)              (34)              (34)
                                                --------------    --------------    --------------
Earnings (loss), as adjusted                    $        6,614    $        4,925    $        4,925
                                                ==============    ==============    ==============

Fixed charges:
  Interest expense, net                         $        1,440    $        1,784    $        4,343
  Remove effect of interest income                          36                34                34
  Portion of rent expense representative
    of interest factor (one-third)                       2,149             2,630             2,630
                                                --------------    --------------    --------------
Total fixed charges                             $        3,625    $        4,448    $        7,007
                                                ==============    ==============    ==============
Ratio of earnings to fixed charges                        1.82              1.11                 *
                                                ==============    ==============    ==============




*Earnings were insufficent to cover fixed charges and accordingly, such ratios are not presented.